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                                                              EXHIBIT 10.


                            UNR INDUSTRIES, INC.

                     EXECUTIVE STOCK PURCHASE AGREEMENT
                                ____________


     This Executive Stock Purchase Agreement (the "Agreement") is entered into as of September 9, 1994, between UNR INDUSTRIES, INC., a Delaware corporation (the "Company"), and a key executive of the Company (the "Executive"), pursuant to the 1994 Executive Stock Purchase Plan of the Company (the "Plan").

     1. The Executive hereby agrees to purchase from the Company shares of its common stock, $.01 par value (the "Shares"), and the Company agrees to sell such Shares to the Executive, subject to the following terms and conditions.

     2. The date of the Executive's purchase ("Purchase Date") of the shares is September 9, 1994.

     3. The Executive's purchase price for the Shares shall be their "fair market value" (the average of the average of the reported high and low sales prices for the Shares on the National Association of Securities Dealers Automated Quotations/National Market System, or, if the Shares are not so traded, on the principal market where the Shares are traded (as reported in the THE WALL STREET JOURNAL, Midwest Edition) on each of the five trading days immediately preceding the relevant date, in this case the Purchase Date). On the Purchase Date, the Executive shall pay to the Company the par value of the Shares in cash, and deliver to the Company a promissory note or notes ("Notes") in a principal amount equal to the fair market value of the Shares, less their par value, along with stock power(s) endorsed in blank with respect to the Shares.

     4. The Notes shall be in the form of Exhibit A attached hereto, shall mature three years from the date of purchase, shall be secured by the Shares as herein provided and shall not bear interest (with certain exceptions, as specified herein). If Shares are sold by the Executive prior to the maturity date of the Notes, other than in connection with a "Change in Control" (as defined in the Company's 1994 Stock Option Plan, as it may be amended from time to time), interest shall be due from the Purchase Date, at the "applicable federal rate" (as determined by Section 1274(d) of the Internal Revenue Code of 1986 or any successor provision). Any cash dividends paid on the Shares, less, in the case of dividends taxable as ordinary income, the highest marginal federal and Illinois individual income tax rates, shall be applied to reduce the amounts outstanding under the Notes (principal and interest, if any). The Notes shall be pre-payable in cash by the Executive in whole or in part, from time to time, without penalty.

     5. The Shares shall be held by the Company and kept in its possession as security for repayment of the Notes. Except as otherwise provided in this Agreement, the Shares may be sold by the Executive at any time after securityholder approval of the Plan contemplated by Section 9 hereof, upon six trading days notice to the Company. At the Company's option, all or any part of the Shares specified in the notice may be purchased by the Company at their fair market value as of the fifth trading day after such notice. If not so purchased by the Company, the Company will promptly deliver certificates for the Shares sold (or to be sold) as directed by the Executive, with instructions satisfactory to the Company that it receive the sale proceeds. The proceeds of any such sale, to the Company or otherwise, net of commissions or other costs of sale (without giving any effect to income or capital gains taxes) in the case of sales otherwise than to the Company, shall be applied to the amounts outstanding under the Notes (principal and interest, if any). The balance of any proceeds of sale shall be paid by the Company in cash to (or may be retained by) the Executive. At maturity of the Notes, the Executive may pay all or any part of the amount due in cash. To the extent not so paid, Shares shall be applied to the amount due, at their fair market value on the Note maturity date, and any remaining Shares shall be delivered by the Company to the Executive.


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     6.  The Executive shall be deemed to be the owner of the Shares for all purposes, and the Executive shall be entitled to full voting rights and all other rights of holders of Common Stock of the Company.

     7. In the event of a merger or consolidation of the Company in which the Shares are converted into any property other than cash, or in the event of any dividend or distribution on the Shares consisting of property other than cash, such property shall be promptly delivered by the Executive to, or withheld by, the Company or its successor and treated as if it were Shares subject to the terms of this Agreement. Cash received upon the conversion of Shares in a merger or consolidation of the Company shall be first applied to reduce the amounts outstanding under the Notes (principal and interest), and any balance paid to the Executive.

     8. The purchase of Shares shall not be construed to give the Executive the right to be retained in the Company's (or any of its subsidiaries') service or any benefits not specifically provided by this Agreement or the Plan, or to affect in any manner the Company's right to modify, amend or terminate any of the Company's or any subsidiary's pension or retirement plans.

     9. The sale of Shares to the Executive hereunder is subject to approval of the Plan by securityholders of the Company holding a majority of the voting power of the outstanding Common Stock and Common Stock Purchase Warrants of the Company, which approval may be by written consent. In the event such securityholder approval is not obtained by May 31, 1995, the purchase and sale of Shares hereunder shall be rescinded, and the purchase price (cash and Notes), and any interest paid by the Executive to the Company, shall be repaid by the Company to the Executive.

     10. The Executive's personal liability for repayment of the Notes shall be limited in the following respects:

          (a) In the event of the death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986 or any successor provision) of the Executive or termination of the Executive's employment by the Company without "cause," the Company shall apply Shares at their fair market value on the date of such event to the principal and interest, if any, on the Notes, with any remaining Shares delivered to the Executive or his legal representative, and the Company's only recourse with respect to repayment of the Notes shall be the Shares, with no further liability on the part of any party. Cause shall mean (i) an act or acts of personal dishonesty by Executive which results in personal enrichment of Executive at the expense of the Company, (ii) violation by Executive of Executive's obligations under any of his non-competition or non-disclosure agreements with the Company which are not remedied to the reasonable satisfaction of the Company in a reasonable period of time after receipt of written notice from the Company, or (iii) the conviction of the Executive of a felony;

          (b) In the event of a "Change in Control" (as defined in the Company's 1994 Stock Option Plan, as it may be amended from time to time), the Company's only recourse with respect to repayment of the Notes at maturity shall be the Shares, with no further liability on the part of any party;

          (c) In the event of the Executive's voluntary resignation from employment by the Company or the Executive's termination of employment by the Company for "cause", interest shall accrue at the applicable federal rate from the Purchase Date of the Shares, and the Company shall have the option to apply Shares at their fair market value on the date of termination of employment to the amounts of principal and interest (from the Purchase Date) on the Notes, with any remaining Shares delivered to the Executive by the Company. If the Company exercises this option, it shall have no other recourse against the Executive for repayment of the Notes. Any termination of Executive's

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                employment for cause shall be communicated by the Company to the Executive in a notice of termination which shall set forth in reasonable detail the facts and circumstances, if any, claimed to constitute cause; and

          (d) If the preceding Sections 10(a), (b) and (c) are not applicable, and if the fair market value of the Shares securing repayment of the Notes is insufficient to cover the amounts owing on the Notes when they become due, the Executive shall be personally liable to the Company for payment of the Notes only to the extent that the deficiency exceeds 25% of the amounts then owing on the Notes (before applying the Shares to their partial repayment).

     11. The Executive represents and warrants to the Company that he is knowledgeable about equity investments in general and that:

          (a) because of his high executive position with the Company, he has intimate knowledge of the Company's financial condition and prospects;

          (b) he is able to afford the economic risk of his investment in the Shares;

          (c) he has had the opportunity to ask whatever questions he wished concerning the Company, the Shares and their salability, and has received answers he deems adequate to any such questions;

          (d) he understands that the Shares may be issued to him by the Company in reliance upon an exemption from registration under the Securities Act of 1933, that substantial restrictions on the re-sale of such Shares by him in the open market without such registration exist, that action by the Company is required to effect any such registration and that the Company is under no obligation to take such action (except as provided in Section 12 hereof); and

          (e) he will not re-sell the Shares without such registration or an exemption therefrom, and the Company may place restrictive legends on the certificates for his Shares and otherwise take steps necessary or desirable to satisfy itself that any sales are being made in compliance with all applicable federal and state securities laws.

     12. If at any time during the period beginning three years after the Purchase Date and ending two years after payment in full of the Notes, the Executive notifies the Company of his wish to sell Shares to the public, and the Executive is unable to sell the Shares publicly without registration under the Securities Act of 1933, the Company agrees to use all reasonable efforts to provide the Executive a prospectus covering the re-sale of such Shares included in a registration statement filed by the Company on Form S-8 or Form S-3 (or any successor to such forms). Sales of Shares by such a prospectus may be required by the Company to be made pursuant to an organized secondary offering through one or more underwriters designated by the Company, and the Executive agrees not to use any such prospectus during a period when the Company advises the Executive that the prospectus may be deficient or that its use would interfere with a Company financing. The Company agrees to indemnify and hold the

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Executive harmless from any damages or other expenses the Executive may incur as a consequence of defending a claim that the prospectus pursuant to which any of Executive's Shares were sold contained any misstatement or omission (other than a misstatement or omission based on information supplied by the Executive to the Company).

     13. This Agreement shall be binding upon the successors and assigns of the parties hereto. The rights of the Executive hereunder are not assignable. The Company shall require any successor to it by merger or consolidation, or any purchaser of all or a majority of its assets, to assume the Company's obligations under this Agreement.


     This Agreement is entered into as of the date first above written.

UNR Industries, Inc.                          Executive



By___________________________                 ___________________________
   Name:                                       Name:

   Title:_____________________


















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